UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2015

Commission File Number:  00052886

EASTGATE BIOTECH CORP.

(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

87-0639378

(IRS Employer Identification No.)

2203-65 Harbour Square | Toronto, Ontario | Canada M5J 2L4

(Address of principal executive offices)

(647) 692-0652

(Registrant's Telephone number)

__________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 22, 2015 Eastgate Biotech Corp., a Nevada corporation (the “Company”) issued an aggregate of 62,285,718 shares of its common stock to its officers, directors and employees as payment for accrued and unpaid wages.  The officers and directors received an aggregate of 46,214,288 shares in the amounts set forth below:

Name and Title	Accrued Wages	Shares
Mira Hasanagic, Vice President and Director	$43,500	6,214,286
Anna Gluskin, Chief Executive Officer and Director	$75,000	10,714,286
Rose Perri, President	$62,500	8,928,572
Brian Lukian, Chief Financial Officer and Director	$62,500	8,928,572
Joseph Schwarz, Chief Scientific Officer	$40,000	5,714,286
Michael Weisspapir, Chief Medical Officer	$40,000	5,714,286

The shares were issued at $0.007 per share, the closing price of the Company’s common stock on the OTC Pink on May 22, 2015.  Following the issuances, the directors, officers and employees of the Company beneficially owned an aggregate of 59.0%   of the Company’s issued and outstanding common stock, up from 51.4%   immediately prior to the issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTGATE BIOTECH CORP.

Date:   May 29, 2015

By:	/s/ Anna Gluskin

Name: Anna Gluskin
Title: Chief Executive Officer